Exhibit 23.1

The Board of Directors
SCP Pool Corporation

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SCP Pool Corporation 2002 Long-Term Incentive Plan of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of SCP Pool Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

\s\ Ernst & Young LLP

New Orleans, Louisiana
May 6, 2004